CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-237825 on Form S-6 of our report dated June 5, 2020, relating to the financial statement of FT 8736, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2020-1, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 5, 2020